Exhibit (10.33)
December 13, 2010

Mr. Gustavo Oviedo
(address intentionally omitted)

Dear Gustavo,

This letter is to confirm that, as Chief Customer Officer and General Manager, Worldwide Regional Operations, Eastman Kodak Company, effective January 1, 2011, you agree to waive any and all rights to receive the Gross-Up Payment as defined and described in Exhibit D of the Eastman Kodak Company Executive Protection Plan.

Please indicate your acceptance of the terms of this letter by signing below and returning the original of this letter to me.

    Sincerely,

                                                                                                /s/ Robert L. Berman
Robert L. Berman
Chief Human Resources Officer
Eastman Kodak Compan

RLB:dlm

Agreed:

/s/ Gustavo Oviedo
Gustavo Oviedo